Exhibit 4.1

               EXECUTIVE SALES AND MARKETING CONSULTING AGREEMENT



     THIS EXECUTIVE SALES AND MARKETING CONSULTANT AGREEMENT (this "Agreement") is between Marc Jablon (the "Consultant") and Raven Moon Entertainment, Inc. (the "Company"). Each of the Consultant and the Company are also referred to in this agreement as the "Parties."

     WHEREAS, the Company intends to develop a market for the Company's products and services offered from time to time by the Company (the "Products and Services") for potential customers of the Products and Services; and

     WHEREAS, the Consultant is an executive and marketing professional who will assist the company with its day to day operations and marketing objectives; and

     WHEREAS, the Company desires to utilize the services of the Consultant to promote and develop a market for the Company's Products and Services; and

     NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the Parties hereby agree as follows:

     1. Scope of Services. The Company hereby retains the Consultant to assist the company as an executive advisor to the CEO of the company on an as needed 24/7 basis for mergers, acquisitions, meetings, conventions, and travel, and to initiate new contracts and increase sales of the company's products, merchandise and services with distributors, licensing companies, major labels, productions facilities, attorneys, and all other opportunities and assignments given to him by the company's Chief Executive Officer.

     2. Term. This Agreement shall become effective as of the date set forth on the signature page of this Agreement, and shall continue for a period of (3) years (the "Term"). Notwithstanding the foregoing, the Company or the Consultant shall be entitled to terminate this Agreement for "cause" upon 90 days' written notice, which written notice shall be effective upon mailing by first class mail accompanied by facsimile transmission to the Consultant at the address and telecopier number last provided by the Consultant to the Company. "Cause" shall be determined solely as to the violation of any rule or regulation of any regulatory agency, and other neglect, act or omission detrimental to the conduct of Company or the Consultant's business, material breach of this Agreement or any unauthorized disclosure of any of the secrets or confidential information of Company, and dishonesty related to independent contractor status.

     3. Compensation; Grant of Stock Option. In consideration for the services to be provided by the Consultant to the Company under the terms of this Agreement, the Company agrees to grant to the Consultant upon the execution of this Agreement

          A) Year One: $200,000.00 or 15 million shares of Raven Moon Entertainment Inc. common stock to be registered in a s8 filing, 15 million restricted shares of stock to be registered in the

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               SB2and a non-qualified stock option (the "Option") to purchase up to the number of shares (the "Shares") of the Company's common stock (the "Common Stock") as set forth below, which shall vest and be exercisable at the prices and on the terms set forth below:

                    1) 30,000,000 shares of common stock @ a 50% discount from the closing "bid" price for the ten (10) trading days immediately preceding the date of exercise of the option.

                    2) 10% Gross Commission on any sales of Merchandise and Products sold by the company from any deal approved by the company that was initiated, arranged and closed on by Marc Jablon during the term of this Agreement.

          B) Year Two: $250,000 or s8 stock based upon the average closing share price for the previous 10 trading days from the end of the term; 10% Gross Commission on any sales of Merchandise and Products sold by the company from any deal approved by the company that was initiated, arranged and closed on by Marc Jablon during the term of this Agreement.

          C) Year Three: $300,000 or s8 stock based upon the average closing share price for the previous 10 trading days from the end of the term 10% Gross Commission on any sales of Merchandise and Products sold by the company from any deal approved by the company that was initiated, arranged and closed on by Marc Jablon during the term of this Agreement.



     Exercise Price per Share: 50% of the average of the closing "bid" price for the ten (10) trading days immediately preceding the date of exercise of the option.

     Floor Price: In no event may any Option Shares be exercised or purchased for a price less than $0.01 per share.

     Expiration of Options: Any options that remain unexercised as of the termination of this Agreement or the expiration of the Term shall automatically and immediately expire and no longer be of any force or effect.

Detailed terms of the Option shall be set forth in the form of Non-Qualified Stock Option Agreement between the Company and the Consultant, substantially in the form attached as Exhibit A to this Agreement. The Company agrees to register the Shares promptly after signing of this agreement for resale under the Securities Act of 1933, as amended, pursuant to a registration statement filed with the Securities and Exchange Commission on Form S-8 (or, if Form S-8 is not then available, such other form of registration statement available), pursuant to the terms of such registration set forth in the Non-Qualified Stock Option Agreement.

     5. Confidentiality. The Consultant covenants that all information concerning the Company, including proprietary information, which it obtains as a result of the services rendered pursuant to this Agreement shall be kept confidential and shall not be used by the Consultant except for the direct benefit of the Company nor shall the confidential information be disclosed by the Consultant to any third party without the prior written approval of the

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Company, provided, however, that the Consultant shall not be obligated to treat as confidential, or return to the Company copies of any confidential information that (i) was publicly known at the time of disclosure to Consultant, (ii) becomes publicly known or available thereafter other than by any means in violation of this Agreement or any other duty owed to the Company by the Consultant, or (iii) is lawfully disclosed to the Consultant by a third party.

     6. Independent Contractor. The Consultant and the Company hereby acknowledge that the Consultant is an independent contractor. The Consultant agrees not to hold himself out as, nor shall he take any action from which others might reasonably infer that the Consultant is a partner or agent of, or a joint venturer with the Company. In addition, the Consultant shall take no action, which, to the knowledge of the Consultant, binds, or purports to bind, the Company to any contract or agreement.

     7. Miscellaneous.

          (a) Entire Agreement. This Agreement contains the entire agreement between the Parties, and may not be waived, amended, modified or supplemented except by agreement in writing signed by the Party against whom enforcement of any waiver, amendment, modification or supplement is sought. Waiver of or failure to exercise any rights provided by this Agreement in any respect shall not be deemed a waiver of any further or future rights.

          (b) Governing Law. This Agreement shall be construed under the internal laws of the State ofFlorida, and the Parties agree that the exclusive jurisdiction for any litigation or arbitration arising from this Agreement shall be in Orlando, FL.

          (c) Successors and Assigns. This Agreement shall be binding upon the Parties, their successors and assigns, provided, however, that the Consultant shall not permit any other person or entity to assume these obligations hereunder without the prior written approval of the Company, which approval shall not be unreasonably withheld and written notice of the Company's position shall be given within ten (10) days after approval has been requested.

          (d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which when taken together shall constitute one agreement.

          (e) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were excluded and shall be enforceable in accordance with its terms.

                            (Signature Page Follows)

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


     IN WITNESS WHEREOF, the Parties hereto have executed or caused this Agreement to be executed as of the date set forth below.



Date:                                       CONSULTANT:
       ----------------------
                                            /s/  Marc Jablon
                                            ----------------------------------
                                                 Marc Jablon

                              Address for Notices:


                                            Use home address


                                            COMPANY:

                                            Raven Moon Entertainment, Inc.


                                            By:  /s/  Joey DeFrancesco
                                               -------------------------------
                                                      Joey DeFrancesco, CEO

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                                    EXHIBIT A

                                     FORM OF
                      NON-QUALIFIED STOCK OPTION AGREEMENT


     THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this "Agreement") is between Marc Jablon (the "Grantee") and Raven Moon Entertainment, Inc. (the "Company"). Each of the Grantee and the Company are also referred to in this agreement as the "Parties."

     WHEREAS, the Board of Directors of the Company (the "Board of Directors") has authorized the grant to the Grantee, for services to be rendered by the Grantee as a consultant to the Company pursuant to the terms of a Consulting and Marketing License Agreement of even date herewith (the "Consulting Agreement") between the Company and the Grantee, of a non-qualified stock option (the "Option") to purchase up to the number of shares of the Company's common stock (the "Common Stock") specified in paragraph 1 of this Agreement, at the prices specified in paragraph 1 of this Agreement.

     NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the Parties hereby agree as follows:

     1. Number of Shares; Exercise Price. Pursuant to action taken by the Board of Directors, the Company hereby grants to the Grantee, in consideration of consulting services to be performed for the benefit of the Company pursuant to the Consulting Agreement, an option ("Option") to purchase the number of shares ("Option Shares") of the Company's Common Stock set forth below, at the exercise price and terms set forth below:

     Number of Shares: 48,000,000 shares in total Exercise Price per Share: 50% of the average of the closing "bid" price for the ten (10) trading days immediately preceding the date of exercise of the option.

     Expiration of Options: Any options that remain unexercised as of the termination of this Agreement shall automatically and immediately expire and no longer be of any force or effect.

     2. Term. The Options and this Agreement shall expire one year from the date of this Agreement.

     3. Shares Subject To Exercise. The Option shall be exercisable and shall remain exercisable as set forth in Paragraph 1 of this Agreement.

     4. Method and Time of Exercise. The Option may be exercised as to vested Option Shares in whole or in part by written notice delivered to the Company stating the number of Option Shares with respect to which the Option is then being exercised, together with a check and/or a wire transfer made payable to the Company in the amount equal to the Exercise Price multiplied by the number of Option Shares then being issued pursuant to the written notice of exercise, plus the amount of applicable federal, state and local withholding taxes, provided, however, that such taxes may be satisfied by the withholding of Option Shares then issuable upon the exercise of the Option pursuant to paragraph 5 of this Agreement. Not less than one hundred (100) Option Shares may be purchased

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upon exercise of the Option at any one time unless the number of Option Shares for which exercise of the Option is being made is all of the Option Shares then issuable upon exercise of the Option. Only whole shares shall be issued upon exercise of the Option.

     5. Tax Withholding. As a condition to exercise of the Option, the Company may require the Grantee to pay to the Company all applicable federal, state and local taxes which the Company is required to withhold with respect to the exercise of the Option.

     6. Transferability. The Option and this Agreement may not be assigned or transferred except by will or by the laws of descent and distribution, and with prior written consent of the Company.

     7. Grantee Not a Shareholder. The Grantee shall have no rights as a shareholder with respect to the Option Shares issued from time to time upon exercise of the Option until the earlier of: (1) the date of issuance of a stock certificate or stock certificates to the Grantee applicable to the Option Shares then issuable to the Grantee upon exercise of the Option and (2) the date on which the Grantee or his nominee is recorded as owner of such Option Shares on the Company's stock ledger by the Company's registrar and transfer agent, which may be the Company. Except as set forth in paragraph 12 of this Agreement, no adjustment will be made for dividends or other rights for which the record date is prior to the earlier of the events described in clauses (1) and (2) of this paragraph.

     8. Restrictions on Transfer. The Grantee represents and agrees that, upon the Grantee's exercise of the Option, in whole or in part, unless there is in effect at that time under the Securities Act of 1933 a registration statement relating to the Option Shares, the Grantee will acquire the Option Shares for the purpose of investment and not with a view to their resale or further distribution, and that upon such exercise hereof, the Grantee will furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance.

     9. Shares Qualified for Listing. Company represents that its Common Stock is qualified for trading or quotation on a nationally recognized securities exchange or stock quotation system, including, the NASDAQ Bulletin Board.

     10. Registration Rights. Promptly after this Agreement has been fully signed, the Company shall, at the Company's expense, file with the Securities and Exchange Commission ("SEC") a registration statement ("Registration Statement") on Form S-8, or if such form is not then available, such other form of registration statement then available, in such form as to comply with applicable federal and state laws for the purpose of registering or qualifying the Option Shares for public resale by the Consultant.

     11. Notices. All notices to the Company shall be addressed to the Company at the principal office of the Company at the address and facsimile number set forth on the signature page of this Agreement, and all notices to the Grantee shall be addressed to the Grantee at the address and facsimile number of the Grantee set forth on the signature page of this Agreement or, if different, the last address and facsimile number on file with the Company, or to such other address and facsimile number as either may designate to the other in writing. A notice shall be deemed to be duly given if and when enclosed in a properly addressed sealed envelope deposited, postage prepaid and followed by facsimile to the addressee. In lieu of giving notice by mail as aforesaid, written notices under this Agreement may be given by personal delivery to the Grantee or to the Company (as the case may be) by nationally recognized courier or overnight delivery service.

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     12. Adjustments. If there is any change in the capitalization of the
Company after the date of this Agreement affecting in any manner the number of kind of outstanding shares of Common Stock of the Company, whether by stock dividend, stock split, reclassification or recapitalization of such stock, or because the Company has merged or consolidated with one or more other corporations (and provided the Option does not thereby terminate pursuant to paragraph 13 of this Agreement), then the number and kind of shares then subject to the Option and the exercise price to be paid for the Option Shares shall be appropriately adjusted by the Board of Directors; provided however, that in no event shall any such adjustment result in the Company being required to sell or issue any fractional shares. Any such adjustment shall be made without change in the aggregate exercise price applicable to the unexercised portion of the Option, but with an appropriate adjustment to the exercise price of each Option Share or other unit of security then covered by the Option and this Agreement.

     13. Cessation of Corporate Existence. Notwithstanding any other provision of this Agreement, in the event of the reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or the sale of substantially all the assets of the Company or of more than fifty percent (50%) of the then outstanding stock of the Company to another corporation or other entity in a single transaction, the Option grated hereunder shall terminate, provided however, that not later than five (5) days before the effective date of such merger or consolidation or sale of assets in which the Company is not the surviving corporation, the surviving corporation may, but shall not be so obligated to, tender to the Grantee an option to purchase a number of shares of capital stock of the surviving corporation equal to the number of Option Shares then issuable upon exercise of the Option, and such new option or options for shares of the surviving corporation shall contain such terms, conditions and provisions as shall be required substantially to preserve the rights and benefits of the Option and this Agreement.

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     14. Miscellaneous.

          (a) Entire Agreement. This Agreement and the Consulting Agreement contain the entire agreement between the Parties and may not be waived, amended, modified or supplemented except by agreement in writing signed by the Party against whom enforcement of any waiver, amendment, modification or supplement is sought. Waiver of or failure to exercise any rights provided by this Agreement and the Consulting Agreement in any respect shall not be deemed a waiver of any further or future rights.

          (b) Governing Law. This Agreement shall be construed under the internal laws of the State of Florida, and the Parties agree that the exclusive jurisdiction for any litigation or arbitration arising from this Agreement shall be in Orlando, FL

          (c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which when taken together shall constitute one agreement.

          (d) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were excluded and shall be enforceable in accordance with its terms.


                            (Signature Page Follows)

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


     IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the date set forth below.

Date:                                       OPTIONEE:
       ----------------------
                                            /s/  Marc Jablon
                                            -----------------------------------
                                                 Marc Jablon


                              Address for Notices:

                                            HOME



                                            COMPANY:

                                            Raven Moon Entertainment, Inc.


                                            By:  /s/  Joey DeFrancesco
                                               -------------------------------
                                                      Joey DeFrancesco, CEO


                                            Address for Notices:

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